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                                                                    EXHIBIT 99.1

                          [COMPANY LOGO APPEARS HERE]
                             C. BREWER HOMES, INC.
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                                           CONTACT: Seth A. Bakes, President/CEO
                                                         Telephone: 808/242-6833

FOR IMMEDIATE RELEASE
December 18, 1997


MAUNA LOA MACADAMIA PARTNERS AND C. BREWER HOMES SIGN MERGER AGREEMENT


     Mauna Loa Macadamia Partners, L.P. (Mauna Loa) and C. Brewer Homes, Inc. (Homes) announced today that they have executed a definitive merger agreement. As previously announced, upon consummation of the merger, stockholders of Homes will receive .667 limited partnership units of Mauna Loa (subject to adjustment) for each share of common stock.

     The merger plan is subject to approval by the holders of both Mauna Loa partnership units and Homes common stock, and other typical closing conditions. The parties hope to complete the merger in the second calendar quarter of 1998.

     Mauna Loa Macadamia Partners L.P. is the world's largest grower of macadamia nuts, owning or leasing 4,027 acres of orchards on the island of Hawaii. Mauna Loa's Class A Units trade on the New York Stock Exchange (symbol
- NUT).

     C. Brewer Homes, Inc. is a land developer and homebuilder in Hawaii with operations on the islands of Maui, Kauai and Hawaii. Homes owns 2,689 acres of land. Homes' Class A common stock trades on NASDAQ (symbol - CBHI).

     This press release contains forward-looking statements regarding future events and future performance of Mauna Loa and Homes that involve risks and uncertainties that could cause actual results to differ materially. We refer you to documents that Mauna Loa and Homes files from time to time with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8K reports, which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.


    255-A East Waiko Road. Wailuku, Hawaii 96793. Phone: (808) 242-6833.
                              Fax: (808) 242-5316